UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 6, 2006

AMN Healthcare Services, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-16753	06-1500476
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

12400 High Bluff Drive, Suite 100 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

(866) 871-8519

(registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry	Into A Material Definitive Agreement.

On February 6, 2006, the Company’s Compensation and Stock Plan Committee (“Committee”) of Board of Directors adopted performance measurements for the 2006 Performance Period under Company’s Senior Management Incentive Bonus Plan, which was approved by the Company’s shareholders in May, 2003. The performance measurements are EBITDA, EPS and objective value-based individual performance measures.

On February 6, 2006, the Committee also approved amendments to the existing severance agreements for Mr. David Dreyer, Chief Financial Officer and Chief Accounting Officer and Ms. Denise Jackson, Senior Vice President, General Counsel and Secretary, to provide for payment of a prorated portion of the Performance Period target bonus in addition to payment of their Base Salary for one year if terminated by the Company for reason other than cause or relocation beyond a 50 mile radius.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN Healthcare Services, Inc.

By:	/s/ Susan R. Nowakowski
Susan R. Nowakowski
Chief Executive Officer and President

Date: February 10, 2006